Exhibit 3.20

Resolutions Adopted by the Board of Directors of HydroChem Industrial Services, Inc. on June 25, 2003

HYDROCHEM INDUSTRIAL SERVICES, INC.

AMENDMENT TO BYLAWS

WHEREAS, the Board of Directors of the Corporation may amend the Corporation’s Bylaws pursuant to Section 1 of Article IX thereof, and

WHEREAS, this Board of Directors desires to amend the Corporation’s Bylaws as set forth below;

NOW THEREFORE, IT IS HEREBY RESOLVED that Section 1 of Article III of the Corporation’s Bylaws shall be and hereby is amended to add the following two sentences at the end of said section:

“A majority of the directors may elect from its members a chairman, who shall preside at meetings of the Board of Directors. The chairman, if any, shall hold this office until a successor shall have been elected and qualified.”

and

FURTHER RESOLVED, that Article IV of the Bylaws shall be and hereby is amended in its entirety to read as follows:

ARTICLE IV

OFFICERS

“Section 1. General. The officers of the Corporation shall be chosen by the Board of Directors and shall be a President and a Secretary. The Board of Directors, in its discretion, may also choose a Treasurer, one or more Vice Presidents, Assistant Secretaries, and other officers. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation, or these Bylaws. The officers of the Corporation need not be stockholders or directors of the Corporation.

Section 2. Election. The Board of Directors at its first meeting held after each Annual Meeting of Stockholders shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and all officers of the Corporation shall hold office until their successors are elected and qualified, or until their earlier resignation or removal. Any officer elected by the Board of

Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors. The officers shall not receive any stated salary for their services; however, all officers shall be entitled to be paid or reimbursed for all cost and expenditures incurred in the Corporation’s business.

Section 3. Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name and on behalf of the Corporation by the President or any Vice President and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

Section 4. President. The President, subject to the control of the Board of Directors shall have general supervision of the business and operations of the Corporation. He shall execute all bonds, mortgages, contracts and other instruments in the name of the Corporation or requiring a seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by those Bylaws or the Board of Directors or the President. In the absence or disability of the Chairman of the Board of Directors, or if there be none, the President shall preside at all meetings of the stockholders and the Board of Directors. The President shall also perform such other duties and may exercise such other powers as from time may be assigned to him by these Bylaws or by the Board of Directors.

Section 5. Vice President. At the request of the President or in his absence or in the event of his inability or refusal to act, the Vice President or the Vice Presidents if there is more than one, if there be any, (in the order designated by the Board of Directors) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Each Vice President shall perform such other duties and have such other powers as the Board of Directors from time to time may prescribe. If there be no President and no Vice President, the Board of Directors shall designate the officer of the Corporation who in the absence of the President, or in the event of the inability or refusal of the President to act, shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

Section 6. Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties of the standing committees when required. The secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors. and shall perform such other duties as may be prescribed by the Board of Directors, Chairman of the Board, or President, under whose supervision he shall be. If the Secretary shall be unable or shall refuse to cause to give notice of all meetings of the stockholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then either the Board of Directors or the President may choose another office to cause such notice to be given. The secretary shall have custody of the seal of the Corporation, if there be one, and the Secretary or any Assistant secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix any seal of the Corporation and to attest the affixing by his signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are property kept or filed, as the case may be.

Section 7. Treasurer. The Treasurer, if there be one, shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meeting, or when the Board of Directors so requires, an account of all of his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

Section 8. Assistant Secretaries. Except as may be otherwise provided in these Bylaws, Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, and Vice President, if there be one, or the Secretary, and, in the absence of the Secretary or in the event of his disability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

Section 9. Assistant Treasurers. Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice President, if there be one, or the Treasurer, and, in the absence of the Treasurer or in the event of his disability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. If required by the Board of Directors, an Assistant Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

Section 10. Other Officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.”